Exhibit 99.1

Press Release

RLJ LODGING TRUST REPORTS THIRD QUARTER 2011 RESULTS

- Pro forma RevPAR increases 8.0%

- Pro forma Hotel EBITDA margin improves 109 basis points to 33.8%

Bethesda, MD, November 9, 2011 — RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the quarter ended September 30, 2011.

This press release presents data combining the financial and operating results of the Company’s predecessor entity prior to the consummation of the Company’s initial public offering (“IPO”) and the results of the Company post-IPO.  The Company completed its IPO and related formation transactions on May 16, 2011.

Third Quarter Highlights

•                  Pro forma RevPAR increased 8.0%, ADR increased 4.5% and occupancy increased 3.3%

•                  Pro forma Hotel EBITDA margin increased 109 basis points to 33.8%

•                  Declared a quarterly cash dividend of $0.15, or $0.60 on an annualized basis

•                  Net income attributable to common shareholders for the quarter ended September 30, 2011, was $31.3 million

“We are very pleased by the overall performance of our portfolio as we continue to demonstrate the resilience of our portfolio and the effectiveness of our asset management team,” commented Thomas J. Baltimore, Jr., President and Chief Executive Officer.  “We posted solid results once again and are performing in-line with the expectations we have communicated, despite the uncertain economic times.  As we continue to execute on our strategic plan and as we begin to realize the benefits of our recent renovations and conversions, we are confident in our ongoing growth.”

Financial and Operating Results

Pro forma RevPAR, Hotel EBITDA, and Hotel EBITDA margins include hotel results from prior ownership periods and exclude hotels not open for operation or closed for renovations for comparable periods.  Actual results for the three and nine months ended September 30, 2011, reflect New York LaGuardia Airport Marriott in discontinued operations.   An explanation of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO and Hotel EBITDA, as well as reconciliations of those measures to net income or loss, if applicable, is included at the end of this release.

Pro forma room revenue per available room (“RevPAR”) for the quarter increased 8.0% over the comparable period in 2010, driven by an average daily rate (“ADR”) increase of 4.5% and an occupancy increase of 3.3%.  Amongst the Company’s top performers in the quarter were New York and Washington DC/Baltimore, which experienced RevPAR growth of 16.2% and 8.8%, respectively.  For the nine months ended September 30, 2011, RevPAR increased 8.4% over the comparable period in 2010.

Pro forma Hotel EBITDA margin for the quarter increased 109 basis points to 33.8%.  For the nine months ended September 30, 2011, Hotel EBITDA margin increased 183 basis points to 33.5% over the comparable period in 2010.

Pro forma Hotel EBITDA for the quarter increased $6.5 million to $66.6 million, representing a 10.9% increase over the comparable period in 2010.  For the nine months ended September 30, 2011, pro forma Hotel EBITDA, increased $23.0 million to $190.2 million, representing a 13.8% increase over the comparable period in 2010.   Pro forma Consolidated Hotel EBITDA, which includes the results of non-comparable hotels, was $66.6 million and $191.1 million for the three and nine months ending September 30, 2011, respectively.

Adjusted EBITDA for the quarter increased $17.3 million to $61.9 million, representing a 38.8% increase over the comparable period in 2010.  For the nine months ended September 30, 2011, Adjusted EBITDA increased $62.3 million to $176.7 million, representing a 54.4% increase over the comparable period in 2010.

Adjusted FFO for the quarter was $39.4 million, compared to $22.7 million, in the comparable period in 2010.  For the nine months ended September 30, 2011, Adjusted FFO was $104.1 million compared to $49.1 million in the comparable period in 2010.

Non-recurring expenses for the quarter were de minimis.  For the nine months ended September 30, 2011, non-recurring expenses include:  $10.3 million related to IPO expenses, $4.3 million of expenses associated with the extinguishment of $472.6 million of debt, and $1.4 million of expenses relating to the predecessor entity.  These expenses are included in net income, EBITDA and FFO, but have been excluded from Adjusted EBITDA and Adjusted FFO, as applicable.

Net income attributable to common shareholders for the quarter ended September 30, 2011, was $31.3 million, compared to a net loss of $8.5 million in the comparable period in 2010.  For the nine months ended September 30, 2011, net income attributable to common shareholders was $12.6 million compared to a net loss attributable to common shareholders of $12.2 million in the comparable period in 2010.  The three and nine months ended September 30, 2011, includes $23.5 million of gain associated with the deed in lieu transfer of the New York LaGuardia Airport Marriott.  The nine months ended September 30, 2010, include $23.7 million in gains associated with the sale of six hotels.

Net cash flow provided by operating activities totaled $90.6 million for the nine months ended September 30, 2011, compared to $47.0 million for the nine months ended September 30, 2010.

Capital Expenditures

In 2011, the Company authorized renovation projects totaling $115.0 million.  The 2011 capital improvement program is largely focused on upgrading and/or repositioning 24 hotels acquired in 2010 and 2011, including seven brand conversions. The balance of the renovations will include brand related upgrades at other select hotels.

During the third quarter, the Company initiated approximately $19.0 million of renovation projects, bringing the amount of released capital to a total of approximately $72.0 million year-to-date.  The Company expects to release the remaining capital in the fourth quarter.

Balance Sheet and Capital Structure

As of September 30, 2011, the Company had $368.5 million of cash on its balance sheet.  The outstanding debt balance as of September 30, 2011, was approximately $1.3 billion.  The Company’s ratio of net debt to trailing twelve month (“TTM”) Adjusted EBITDA was 4.3 times.

There was no outstanding balance on the Company’s $300.0 million unsecured credit facility as of September 30, 2011.

Dividends

The Company’s Board of Trustees declared a cash dividend of $0.15 per common share of beneficial interest, payable on October 14, 2011, to shareholders of record, as of September 30, 2011.

Subsequent Events

On October 21, 2011, the Company refinanced a $140.0 million term loan, which was scheduled to mature in November 2011.  In its place, the Company structured five independent first mortgage loans totaling $142.0 million. The base term for each mortgage is interest only and bears a floating rate of LIBOR plus 360 basis points.  The term of the new loans is three years with two, one-year extension options.

On October 27, 2011, the Company acquired the 176-room Courtyard by Marriott Charleston Historic District for a purchase price of $42.0 million from Noble Investment Group.  The purchase price represents a cost of approximately $239,000 per key, which is a substantial discount to replacement cost, and an 8.3% forward 12 month capitalization rate.  The Company purchased this asset with cash available on its balance sheet.

On November 4, 2011, the Company’s Board of Trustees authorized a share repurchase program to acquire up to $100.0 million of the Company’s common shares.

2011 Outlook

The Company is reaffirming its previously issued guidance.  These estimates reflect management’s view of current market conditions. The Company’s outlook excludes the New York LaGuardia Airport Marriott and the Company’s recent acquisition of the Courtyard by Marriott Charleston Historic District.  It also excludes potential future acquisitions and dispositions, which could result in a change in the Company’s outlook.  For the full year 2011, the Company anticipates:

•                  Pro forma RevPAR growth between 7.0% and 9.0%

•                  Pro forma Consolidated Hotel EBITDA between $249.0 million and $261.0 million

•                  Pro forma Hotel EBITDA margin between 33.0% and 34.0%

•                  Corporate cash G&A expenses between $19.0 million and $20.0 million

Earnings Call

The Company will conduct its quarterly analyst and investor conference call on November 10, 2011, at 10:00 a.m.  The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants and requesting RLJ Lodging Trust’s third quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://rljlodgingtrust.com/.  A replay of the conference call webcast will be archived and available online through the Investor Relations section of the Company’s website.

About Us

RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused service and compact full-service hotels. The Company’s portfolio consists of 141 hotels in 20 states and the District of Columbia, with a total of more than 20,600 rooms. Additional information may be found on the Company’s website: http://rljlodgingtrust.com/

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters.  Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement, including statements related to, among other things, the timing, price or amount of purchases, if any, under the Company’s common stock repurchase program,  the Company’s target leverage ratio, potential acquisitions or dispositions, RevPAR growth, EBITDA growth, Hotel EBITDA margins or cash G&A expenses.  All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance.  Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.  For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s final prospectus relating to the Company’s initial public offering, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

###

Additional Contacts:

Leslie D. Hale, Chief Financial Officer, RLJ Lodging Trust – (301) 280-7707

For additional information or to receive press releases via email, please visit our website:

http://rljlodgingtrust.com/

RLJ Lodging Trust

Combined Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

(unaudited)

	September 30,	December 31,
	2011	2010
Assets
Investment in hotel properties, net	$2,760,784	$2,626,690
Investment in loans	12,685	12,840
Property and equipment, net	1,147	1,585
Cash and cash equivalents	368,461	267,454
Restricted cash reserves	89,590	70,520
Hotel receivables, net of allowance of $246 and $406, respectively	27,299	19,556
Deferred financing costs, net	8,628	9,298
Deferred income tax asset	1,453	799
Prepaid expense and other assets	28,583	37,082
Total assets	$3,298,630	$3,045,824
Liabilities and Owners’ Equity
Mortgage loans	$1,202,817	$1,747,077
Term loan	140,000	—
Interest rate swap liability	2,326	3,820
Accounts payable and accrued expense	78,095	60,973
Deferred income tax liability	1,453	799
Advance deposits and deferred revenue	4,995	5,927
Accrued interest	2,099	3,495
Distributions payable	16,079	—
Total liabilities	1,447,864	1,822,091
Equity
Partners’ capital
Fund II general partner	—	(13,409)
Fund II limited partners	—	433,013
Fund III general partner	—	(23,328)
Fund III limited partners	—	811,918
Members’ capital
Class A members	—	6,592
Class B members	—	4,751
Fund II - Series A preferred units, no par value, 12.5%, 250 units authorized, issued and outstanding at May 16, 2011 and December 31, 2010, respectively	—	189
Fund III - Series A preferred units, no par value, 12.5%, 250 units authorized, issued and outstanding at May 16, 2011 and December 31, 2010, respectively	—	190
Accumulated other comprehensive loss	(2,312)	(3,806)

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized; zero shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	—	—
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 106,300,067 and zero shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	1,063	—
Additional paid-in-capital	1,835,041	—
Distributions in excess of net earnings	(1,745)	—
Total shareholders’ equity	1,834,359	—

Noncontrolling interest
Noncontrolling interest in joint venture	7,068	7,623
Noncontrolling interest in Operating Partnership	11,651	—
Total noncontrolling interest	18,719	7,623
Total equity	1,850,766	1,223,733
Total liabilities and equity	$3,298,630	$3,045,824

RLJ Lodging Trust

Combined Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2011	2010	2011	2010
Revenue
Hotel operating revenue
Room revenue	$172,589	$119,134	$495,217	$327,672
Food and beverage revenue	19,497	13,870	59,664	41,749
Other operating department revenue	5,165	3,448	14,810	9,394
Total revenue	197,251	136,452	569,691	378,815

Expense
Hotel operating expense
Room	39,012	25,304	110,753	70,278
Food and beverage	13,479	9,443	41,767	28,016
Management fees	6,755	4,828	19,519	13,497
Other hotel expenses	59,559	41,532	172,744	115,948
Total hotel operating expense	118,805	81,107	344,783	227,739

Depreciation and amortization	29,026	24,422	91,479	70,465
Property tax, insurance and other	12,463	9,677	35,951	27,417
General and administrative	6,329	4,647	17,504	14,547
Transaction and pursuit costs	282	5,455	3,614	7,438
IPO Costs	89	—	10,333	—
Total operating expense	166,994	125,308	503,664	347,606
Operating income	30,257	11,144	66,027	31,209
Other income	518	177	742	411
Interest income	424	2,730	1,264	2,889
Interest expense	(21,664)	(21,580)	(75,415)	(64,760)

Income (Loss) from continuing operations before income taxes	9,535	(7,529)	(7,382)	(30,251)

Income tax expense	(858)	(382)	(1,546)	(898)
Income (Loss) from continuing operations	8,677	(7,911)	(8,928)	(31,149)

Income (loss) from discontinued operations	22,970	(619)	21,838	19,034

Net income (loss)	31,647	(8,530)	12,910	(12,115)

Net loss (income) attributable to non-controlling interests
Noncontrolling interest in joint venture	(22)	—	55	—
Noncontrolling interest in common units of Operating Partnership	(306)	—	(285)	—

Net income (loss) attributable to the Company	31,319	(8,530)	12,680	(12,115)

Distributions to preferred unitholders	—	(16)	(61)	(48)

Net income (loss) attributable to common shareholders	$31,319	$(8,546)	$12,619	$(12,163)

Basic and diluted per common share data:
Net income (loss) per share attributable to common shareholders before discontinued operations - basic and diluted	$0.08		$(0.10)
Discontinued operations	0.22		0.24
Net income per share attributable to common shareholders - basic and diluted	$0.30		$0.14
Weighted-average number of common shares - basic and diluted	105,228,305		89,316,830

RLJ Lodging Trust

Reconciliation of Net Income (Loss) to Non-GAAP Measures

(Amounts in thousands)

(unaudited)

FFO and Adjusted FFO

	For the three months ended September 30,		For the nine months ended September 30,
	2011	2010	2011	2010
Net income (loss)	$31,647	$(8,530)	$12,910	$(12,115)
Depreciation and amortization	29,026	24,422	91,479	70,465
Distributions to preferred unitholders	—	(16)	(61)	(48)
(Income) loss from discontinued operations	(22,970)	619	(21,838)	(19,034)
Noncontrolling interest in joint venture	(22)		55
FFO	37,681	16,495	82,545	39,268

Transaction and pursuit costs	282	5,455	3,614	7,438
IPO costs (1)	89	—	10,333	—
Amortization of share based compensation	1,322	—	1,962	—
Nonrecurring expenses (2)(3)	—	782	5,665	2,345
Adjusted FFO	$39,374	$22,732	$104,119	$49,051

(1)  Includes nonrecurring expenses for the transfer and assumption of indebtedness and other contractual obligations of the RLJ predecessor.

(2)  Includes zero and $4.3 million, for the three and nine months ended September 30, 2011, respectively, of incremental interest expense related to the accelerated payoff of mortgage indebtedness.

(3)  Includes zero and $1.4 million, for the three and nine months ended September 30, 2011 and $0.8 million and $2.3 million for the three and nine months ended September 30, 2010 of certain general and administrative expenses of the RLJ predecessor.

RLJ Lodging Trust

Reconciliation of Net Income (Loss) to Non-GAAP Measures

(Amounts in thousands)

(unaudited)

EBITDA, Adjusted EBITDA, and Pro Forma Hotel EBITDA

	For the three months ended September 30,		For the nine months ended September 30,
	2011	2010	2011	2010
Net income (loss)	$31,647	$(8,530)	$12,910	$(12,115)
Depreciation and amortization	29,026	24,422	91,479	70,465
Distributions to preferred unitholders	—	(16)	(61)	(48)
Interest expense, net (1)(2)	21,651	21,468	75,371	64,489
Income tax expense	858	382	1,546	898
Noncontrolling interest in joint venture	(22)	—	55	—
EBITDA	83,160	37,726	181,300	123,689

Transaction and pursuit costs	282	5,455	3,614	7,438
IPO Costs (2)	89	—	10,333	—
(Income) loss from discontinued operations	(22,970)	619	(21,838)	(19,034)
Amortization of share based compensation	1,322	—	1,962	—
Nonrecurring expenses (3)	—	782	1,363	2,345
Adjusted EBITDA	$61,883	$44,582	$176,734	$114,438

General and administrative (4)	5,007	3,865	14,179	12,202
Other Income/Interest Income	(929)	(2,795)	(1,962)	(3,029)
Corporate Overhead allocated to properties	345	161	641	343
Distributions to preferred unitholders	—	16	61	48
Noncontrolling interest in joint venture	22	—	(55)	—
Pro forma adjustments (5)	—	14,014	777	42,750
Management fee non-cash amortization	250	250	750	750
Pro forma Consolidated Hotel EBITDA	$66,578	$60,093	$191,125	$167,502

Non-comparable hotels (6)	36	—	(883)	(291)
Pro forma Hotel EBITDA	$66,614	$60,093	$190,242	$167,211

(1)  Excludes amounts attributable to investment in loans of $411 and $1.2 million for the three and nine months ended September 30, 2011 and $2.6 million for both the three and nine months ended September 30, 2010, respectively.

(2)  Includes nonrecurring expenses for the transfer and assumption of indebtedness and other contractual obligations of the RLJ predecessor.

(3)  Includes zero and $1.4 million, for the three and nine months ended September 30, 2011 and $0.8 million and $2.3 million for the three and nine months ended September 30, 2010 of certain general and administrative expenses of the RLJ predecessor.

(4)  General and administrative expenses exclude nonrecurring expenses and amortization of share based compensation, which are reflected in Adjusted EBITDA.

(5)  Reflects adjustments made to incorporate prior ownership periods for new acquisitions.

(6)  Adjustments to reflect properties closed for renovations and properties not open for operation.

RLJ Lodging Trust

Pro forma Operating Statistics

For the three months ended September 30,

		ADR			Occupancy			RevPAR			% of EBITDA
Market	# of Hotels	2011	2010	Var	2011	2010	Var	2011	2010	Var	2011
NYC	4	$233.73	$208.96	11.9%	97.3%	93.6%	3.9%	$227.44	$195.68	16.2%	19%
Chicago	21	117.89	115.19	2.3%	79.2%	79.9%	-0.9%	93.34	92.03	1.4%	14%
Austin	17	113.65	107.67	5.6%	70.4%	68.2%	3.2%	80.00	73.44	8.9%	10%
Denver	15	114.37	109.28	4.7%	80.8%	78.7%	2.7%	92.40	85.97	7.5%	13%
Louisville	5	117.76	112.94	4.3%	73.3%	67.4%	8.8%	86.37	76.17	13.4%	6%
Washington DC/Baltimore	6	146.68	141.54	3.6%	80.6%	76.8%	5.0%	118.25	108.68	8.8%	6%
Other	71	103.25	101.24	2.0%	70.5%	67.8%	3.9%	72.77	68.66	6.0%	32%
Total	139	$122.75	$117.42	4.5%	75.2%	72.9%	3.3%	$92.37	$85.54	8.0%	100%

		ADR			Occupancy			RevPAR			% of EBITDA
Region	# of Hotels	2011	2010	Var	2011	2010	Var	2011	2010	Var	2011
South	62	$111.68	$107.96	3.4%	68.2%	65.7%	3.8%	$76.22	$70.97	7.4%	33%
West	25	110.97	106.97	3.7%	80.1%	77.6%	3.1%	88.84	83.03	7.0%	20%
Midwest	45	106.73	104.57	2.1%	77.9%	74.9%	4.0%	83.15	78.34	6.1%	25%
Northeast	7	210.40	188.53	11.6%	90.4%	90.0%	0.4%	190.14	169.76	12.0%	22%
Total	139	$122.75	$117.42	4.5%	75.2%	72.9%	3.3%	$92.37	$85.54	8.0%	100%

		ADR			Occupancy			RevPAR			% of EBITDA
Service Level	# of Hotels	2011	2010	Var	2011	2010	Var	2011	2010	Var	2011
Focused Service	117	$112.15	$108.80	3.1%	75.3%	72.9%	3.2%	$84.40	$79.32	6.4%	67%
Compact Full Service	21	150.03	139.30	7.7%	75.8%	73.8%	2.7%	113.69	102.74	10.7%	29%
Full Service	1	137.65	132.23	4.1%	70.6%	63.8%	10.5%	97.13	84.43	15.0%	4%
Total	139	$122.75	$117.42	4.5%	75.2%	72.9%	3.3%	$92.37	$85.54	8.0%	100%

Note:

The schedule above includes pro forma operating statistics for the Company’s 139 hotels as if they had been owned since January 1, 2010.  The Garden District remains closed for renovations, therefore has been excluded from 2011 and 2010.  New York LaGuardia Airport Marriott was excluded for 2011 and 2010 since the hotel’s financial results are now classified  in discontinued operations.  Pro forma results reflect 100% of Doubletree Metropolitan financial results, results have not been adjusted to reflect the 5% noncontrolling ownership.

The information above has not been audited and is presented only for comparison purposes.

RLJ Lodging Trust

Pro forma Operating Statistics

For the nine months ended September 30,

		ADR			Occupancy			RevPAR			% of EBITDA
Market	# of Hotels	2011	2010	Var	2011	2010	Var	2011	2010	Var	2011
NYC	4	$216.78	$194.40	11.5%	95.5%	91.6%	4.2%	$207.04	$178.11	16.2%	16%
Chicago	21	114.11	108.93	4.8%	71.5%	71.8%	-0.4%	81.59	78.23	4.3%	11%
Austin	17	118.70	110.59	7.3%	74.2%	70.3%	5.5%	88.04	77.79	13.2%	12%
Denver	15	112.35	106.51	5.5%	72.8%	71.6%	1.8%	81.84	76.21	7.4%	11%
Louisville	5	130.34	127.65	2.1%	68.1%	66.7%	2.1%	88.79	85.15	4.3%	7%
Washington DC/Baltimore	6	153.94	151.00	1.9%	76.5%	74.9%	2.2%	117.84	113.10	4.2%	6%
Other	71	106.96	104.46	2.4%	70.2%	67.3%	4.3%	75.07	70.27	6.8%	37%
Total	139	$122.95	$117.19	4.9%	73.0%	70.6%	3.3%	$89.73	$82.77	8.4%	100%

		ADR			Occupancy			RevPAR			% of EBITDA
Region	# of Hotels	2011	2010	Var	2011	2010	Var	2011	2010	Var	2011
South	62	$119.12	$115.12	3.5%	71.4%	68.9%	3.6%	$85.01	$79.29	7.2%	44%
West	25	109.06	104.80	4.1%	73.2%	71.3%	2.8%	79.86	74.67	6.9%	17%
Midwest	45	104.15	101.00	3.1%	70.2%	67.5%	4.0%	73.14	68.17	7.3%	20%
Northeast	7	197.00	176.30	11.7%	87.1%	85.8%	1.5%	171.60	151.31	13.4%	19%
Total	139	$122.95	$117.19	4.9%	73.0%	70.6%	3.3%	$89.73	$82.77	8.4%	100%

		ADR			Occupancy			RevPAR			% of EBITDA
Service Level	# of Hotels	2011	2010	Var	2011	2010	Var	2011	2010	Var	2011
Focused Service	117	$113.21	$109.08	3.8%	72.7%	70.2%	3.6%	$82.30	$76.58	7.5%	67%
Compact Full Service	21	145.69	135.16	7.8%	74.7%	72.5%	3.1%	108.88	97.97	11.1%	28%
Full Service	1	158.00	154.02	2.6%	64.9%	64.9%	-0.1%	102.50	99.99	2.5%	5%
Total	139	$122.95	$117.19	4.9%	73.0%	70.6%	3.3%	$89.73	$82.77	8.4%	100%

Note:

The schedule above includes pro forma operating statistics for the Company’s 139 hotels as if they had been owned since January 1, 2010.  Due to conversion upgrades at Fairfield Inn & Suites Washington, DC/Downtown and Hilton New York Fashion District, these two hotels were excluded for the three months ended March 31, 2011 and 2010, but are included from April through September 30,2011, and 2010.  The Garden District remains closed for renovations and therefore has been excluded from 2011 and 2010.  New York LaGuardia Airport Marriott has been excluded for 2011 and 2010 since the hotel’s financial results are now classified as discontinued operations. Pro forma results reflect 100% of Doubletree Metropolitan financial results, results have not been adjusted to reflect the 5% noncontrolling ownership.

The information above has not been audited and is presented only for comparison purposes.

Non-GAAP Financial Measures

We consider the following non-GAAP financial measures useful to investors as key supplemental measures of our performance: FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, and Hotel EBITDA . These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of our operating performance. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, and Hotel EBITDA as calculated by us, may not be comparable to other companies.

Funds From Operations (“FFO”)

We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. We believe that the presentation of FFO provides useful information to investors regarding our operating performance by excluding the effect of depreciation and amortization, gains or losses from sales for real estate, extraordinary items and the portion of items related to unconsolidated entities, all of which are based on historical cost accounting, and that FFO can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. Our calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing us to non-REITs. We present FFO attributable to common shareholders, which includes our OP units, because our OP units are redeemable for common shares of beneficial interest.  We believe it is meaningful for the investor to understand FFO attributable to all common shares of beneficial interest and OP units.

Adjusted FFO

We further adjust FFO for certain additional items that are not in NAREIT’s definition of FFO, such as hotel transaction and pursuit costs, the amortization of share based compensation and other nonrecurring expenses that were the result of the IPO and related formation transactions. We believe that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)

EBITDA is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We consider EBITDA useful to an investor in evaluating and facilitating comparisons of our operating performance between periods and between REITs by removing the impact of our capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from our operating results.  In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions. We present EBITDA attributable to common shareholders, which includes our OP units, because our OP units are redeemable for common shares of beneficial interest.  We believe it is meaningful for the investor to understand EBITDA attributable to all common shares of beneficial interest and OP units.

Adjusted EBITDA

We further adjust EBITDA for certain additional items such as discontinued operations, hotel transaction and pursuit costs, the amortization of share based compensation and other nonrecurring expenses that were the result of the IPO and related formation transactions. We believe that Adjusted EBITDA provides investors with another financial measure that can facilitate comparisons of operating performance between periods and between REITs.

Hotel EBITDA

With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.